                                                                    EXHIBIT 10.4






                         NEW YORK CITY DISTRICT COUNCIL
                           OF CARPENTERS PENSION FUND,


                                                     Landlord





                                       TO





                      INTERWORLD TECHNOLOGY VENTURES, INC.,

                                                      Tenant





                                    L E A S E





                               ENTIRE SIXTH FLOOR
                                395 HUDSON STREET
                               NEW YORK, NEW YORK





                             As of January 12, 1997

                                TABLE OF CONTENTS

                                                                                           PAGE NO.

ARTICLE I      DEMISE, PREMISES, TERM, RENTS...................................................1

ARTICLE II     USE ............................................................................3

ARTICLE III    PREPARATION OF THE DEMISED PREMISES;  LAYOUT AND FINISH.........................4

ARTICLE IV     ADJUSTMENTS OF RENT.............................................................7

ARTICLE V      SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES.................................12

ARTICLE VI     QUIET ENJOYMENT ................................................................14

ARTICLE VII    ASSIGNMENT AND SUBLETTING.......................................................14

ARTICLE VIII   COMPLIANCE WITH LAWS AND REQUIREMENTS  OF PUBLIC AUTHORITIES....................19

ARTICLE IX     INSURANCE ......................................................................21

ARTICLE X      RULES AND REGULATIONS...........................................................23

ARTICLE XI     TENANT'S CHANGES................................................................24

ARTICLE XII    TENANT'S PROPERTY...............................................................26

ARTICLE XIII   REPAIRS AND MAINTENANCE.........................................................27

ARTICLE XIV    ELECTRICITY ....................................................................27

ARTICLE XV     HEAT, VENTILATION AND AIR-CONDITIONING..........................................29

ARTICLE XVI    LANDLORD'S OTHER SERVICES.......................................................30

ARTICLE XVII   ACCESS, CHANGES IN BUILDING FACILITIES, NAME....................................32

ARTICLE XVIII  NOTICE OF ACCIDENTS.............................................................34

ARTICLE XIX    NON-LIABILITY AND INDEMNIFICATION...............................................34

ARTICLE XX     DESTRUCTION OR DAMAGE...........................................................35

ARTICLE XXI    EMINENT DOMAIN .................................................................37

ARTICLE XXII   [INTENTIONALLY OMITTED]........................................................39

ARTICLE XXIII  [INTENTIONALLY OMITTED]........................................................39

ARTICLE XXIV   SURRENDER .....................................................................39

ARTICLE XXV    CONDITIONS OF LIMITATION.......................................................39

ARTICLE XXVI   RE-ENTRY BY LANDLORD...........................................................41

ARTICLE XXVII  DAMAGES .......................................................................41

ARTICLE XXVIII WAIVERS .......................................................................43

ARTICLE XXIX   NO OTHER WAIVER OR MODIFICATIONS...............................................43

ARTICLE XXX    CURING TENANTS DEFAULTS, ADDITIONAL RENT.......................................44

ARTICLE XXXI   BROKER ........................................................................45

ARTICLE XXXII  NOTICES .......................................................................45

ARTICLE XXXIII ESTOPPEL CERTIFICATE, MEMORANDUM...............................................46

ARTICLE XXXIV  ARBITRATION ...................................................................46

ARTICLE XXXV   NO OTHER REPRESENTATIVES,  CONSTRUCTION, GOVERNING LAW, CONSENTS...............48

ARTICLE XXXVI  PARTIES BOUND..................................................................48

ARTICLE XXXVII CERTAIN DEFINITIONS AND CONSTRUCTION...........................................49

ARTICLE XXXVIII ADJACENT EXCAVATION - SHORING.................................................49

ARTICLE XXXIX  AUTHORITY .....................................................................50

ARTICLE XL     TENANT'S CREDIT ...............................................................50

ARTICLE XLI    CANCELLATION OPTION............................................................50

ARTICLE XLII   SECURITY DEPOSIT...............................................................51

ARTICLE XLIII  ADDITIONAL SPACE...............................................................53

                                    EXHIBITS

          Exhibit A  -        Description of Land

          Exhibit B  -        Floor Plan of the Demised Premises

          Exhibit C  -        Rules and Regulations

          Exhibit D  -        Definitions

          Exhibit E  -        Cleaning Specifications

          Exhibit F  -        Holiday Schedule

          Exhibit G  -        Building Security Specifications

          Exhibit H  -        List of Approved Contractors and Subcontractors

          Exhibit I  -        Improvements to the Demised Premises

          Exhibit J  -        Building Standard

---------------------------------------------------------------------



                             NEW YORK CITY DISTRICT
                      COUNCIL OF CARPENTERS PENSION FUND,

                                                  Landlord


                                       TO


                     INTERWORLD TECHNOLOGY VENTURES, INC.,

                                                    Tenant



                                   L E A S E


                               ENTIRE SIXTH FLOOR
                               395 HUDSON STREET
                               NEW YORK, NEW YORK


                            As of               , 19
                                 ---------------    --



---------------------------------------------------------------------

                                     INDEX



Article                                Caption                              Page
-------                                -------                              ----

  1.          Demise, Premises, Term, Rents

  2.          Use

  3.          Preparation of the Demised Premises; Layout and Finish

  4.          Adjustments of Rent

  5.          Subordination, Notice to Lessors and Mortgagees

  6.          Quiet Enjoyment

  7.          Assignment and Subletting

  8.          Compliance with Laws and Requirements of Public Authorities

  9.          Insurance

  10.         Rules and Regulations

  11.         Tenant's Changes

  12.         Tenant's Property

  13.         Repairs and Maintenance

  14.         Electricity

  15.         Heat, Ventilation and Air-Conditioning

  16.         Landlord's Other Services

  17.         Access, Changes in Building Facilities, Name

  18.         Notice of Accidents

  19.         Non-Liability and Indemnification

  20.         Destruction or Damage

  21.         Eminent Domain

                                     INDEX
                                  (continued)


22.       [Intentionally Omitted]

23.       [Intentionally Omitted]

24.       Surrender

25.       Conditions of Limitation

26.       Re-Entry by Landlord

27.       Damages

28.       Waivers

29.       No Other Waivers or Modifications

30.       Curing Tenant's Defaults, Additional
               Rent

31.       Broker

32.       Notices

33.       Estoppel Certificate, Memorandum

34.       Arbitration

35.       No Other Representations, Construction,
               Governing Law, Consents

36.       Parties Bound

37.       Certain Definitions and Construction

38.       Adjacent Excavation - Shoring

39.       Authority

40.       Tenant's Credit

41.       Cancellation Option

42.       Security Deposit

          Testimonium, Signatures and Seals
               Acknowledgments

                                     INDEX
                                  (continued)

                                    EXHIBITS

Exhibit A   - Description of Land
Exhibit B   - Floor Plan of the Demised Premises
Exhibit C   - Rules and Regulations
Exhibit D   - Definitions
Exhibit E   - Cleaning Specifications
Exhibit F   - Holiday Schedule
Exhibit G   - Building Security Specifications
Exhibit H   - List of Approved Contractors and Subcontractors
Exhibit I   - Improvements to the Demised Premises
Exhibit J   - Building Standard

                  LEASE, dated as of ___________ , 19__ , between NEW YORK CITY DISTRICT COUNCIL OF CARPENTERS PENSION FUND, having an office at 395 Hudson Street, New York, New York 10014 (hereinafter called "LANDLORD"), and INTERWORLD TECHNOLOGY VENTURES, INC., a Delaware corporation, having an office at 114 Fifth Avenue, 4th Floor, New York, New York 10011 (hereinafter called "TENANT").


                              W I T N E S S E T H :


                                   ARTICLE I

                          DEMISE, PREMISES, TERM, RENTS

                  1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 395 Hudson Street, in the Borough of Manhattan, City, County and State of New York (the "BUILDING"), on the parcel of land more particularly described in Exhibit A annexed hereto and made a part hereof (the "LAND"), together with the right to the non-exclusive use of the Building's entrance(s), elevator(s), corridor(s), lobby(ies), staircase(s) and other public areas, if any, as hereinafter provided, for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

                  1.2 The premises hereby leased to Tenant are the entire sixth
(6th) floor of the Building, as shown on the floor plan annexed hereto as Exhibit B and made a part hereof. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 12) constitute and are hereinafter called the "DEMISED PREMISES." Landlord represents and covenants that the figures utilized in calculating Tenant's Proportionate Share (as hereinafter defined) and the rentable square footage of the Building and the Demised Premises were arrived at by Landlord utilizing a consistent method of calculation and same shall apply proportionately to any space hereafter included within the Demised Premises or otherwise leased to Tenant in the Building, however added, including, without limitation, space to be included within the Demised Premises under this lease, as hereinafter provided.

                  1.3 The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein called the "COMMENCEMENT DATE") which shall be the earlier of (i) ninety (90) days following the date set forth above, or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies all or any portion of the Demised Premises for the ordinary conduct of its business, whichever occurs earlier, and shall end at noon of the last day of the calendar month in which occurs the day preceding the eleventh (11th) anniversary of the Commencement Date, which ending date is hereinafter called the "EXPIRATION DATE", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date, upon the request by Landlord, the parties hereto (hereinafter sometimes referred to as the "PARTIES") shall enter into a supplementary agreement in recordable form fixing the dates of the Commencement Date and the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34.

                  1.4 The "RENTS" reserved under this lease, for the term thereof, shall be and consist of:

                  (a) "FIXED RENT" as follows:

                  (i) Eight Hundred Twelve Thousand Six Hundred ($812,600) Dollars per year commencing on the Commencement Date and ending on the day preceding the seventh (7th) anniversary of the Commencement Date; and

                  (ii) Nine Hundred Eight Thousand Two Hundred ($908,200) Dollars per year commencing on the seventh (7th) anniversary of the Commencement Date and ending on the Expiration Date.

                  (b) "ADDITIONAL RENT" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), and shall be payable within twenty (20) days following Landlord's written demand, unless other payment dates are hereinafter provided.

                  1.5 Tenant agrees to pay the fixed rent and additional rent in lawful money of the United States of America. The fixed rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this lease, at the office of Landlord set forth above, or such other place in the United States of America as Landlord may designate in writing, without any setoff, abatement or deduction whatsoever.

                  1.6 The first month's installment of fixed rent due under this lease shall be paid to Landlord by Tenant upon the execution of this lease.

                  1.7 Tenant shall pay the fixed rent and additional rent as above and as hereinafter provided, respectively, by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of The New York Clearinghouse Association or a successor thereto.

                  1.8 Notwithstanding anything to the contrary contained in
Section 1.4, the fixed rent payable in accordance with Clause (i) thereof shall be abated and/or partially abated as follows:

                  (a) there shall be no fixed rent payable under this lease for the period commencing on the Commencement Date and ending on the day preceding the first (1st) anniversary of the Commencement Date (such first anniversary date being hereinafter sometimes referred to as the "ABATEMENT DATE"); and

                  (b) the fixed rent payable hereunder shall be partially abated for the period commencing on the Abatement Date and ending on the day preceding the fifteen month anniversary date of the Abatement Date (the "PARTIAL ABATEMENT PERIOD") so that the fixed rent payable during the Partial Abatement Period shall be Sixteen Thousand One Hundred Eighteen and 83/100 ($16,118.83) Dollars per month.

                  1.9 Fee title to the Building and Land is held by Landlord and the New York City District Council of Carpenters Apprenticeship Journeymen's Retraining, Education and Industry Funds (the "APPRENTICE FUND"). The

Building was established as a commercial condominium in December, 1992. Said condominium is comprised of two units. Unit B is comprised of portions of the first and second floors and floors three through ten of the Building. It is the intention of the Landlord and the Apprentice Fund that Unit B will be conveyed to the Landlord by unit deed. The Apprentice Fund hereby evidences its assent to the execution and delivery of this lease. Upon the conveyance of Unit B to the Landlord, there shall be no change in the descriptions and definitions of the Demised Premises, Tenant's Proportionate Share or any other term defined herein.

                                   ARTICLE II

                                       USE

                  2.1 The Demised Premises shall be used for executive and general offices, computer software research and development and marketing, and for no other purpose but subject to the provisions of this lease and the certificate of occupancy for the Building. The Demised Premises may also include a data center, pantry area for use by employees and invitees of Tenant (although no cooking shall be permitted in the Demised Premises), an exercise area (which shall be soundproofed to protect other tenants) and conference rooms.

                  2.2 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, the Land or the Building or the conduct of business thereon or therein, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord upon request. Tenant shall at all times comply with the terms and conditions of each such license or permit.

                  2.3 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or any portion thereof, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building. Landlord will use its best efforts and cooperate with Tenant's efforts to obtain a temporary Certificate of

Occupancy for the Demised Premises which permits the uses enumerated in Paragraph 2.1 of this Article 2.

                  2.4 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or any portion thereof, as a commercial bank, trust company, savings bank, or savings and loan institution.


                                  ARTICLE III

                      PREPARATION OF THE DEMISED PREMISES;
                                LAYOUT AND FINISH

                  3.1 Tenant has examined the Demised Premises and agrees to accept the same in their condition and state of repair existing as of the date hereof subject to normal wear and tear and to the removal therefrom of the property of the existing tenant or occupant thereof, if any, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Demised Premises for Tenant's occupancy; provided, however, that Landlord shall deliver the Demised Premises to Tenant vacant and in "broom clean" condition. Landlord agrees that, prior to the date hereof, it shall have removed, solely at its cost and expense, any friable asbestos containing material, if any, existing in the Demised Premises other than that which may be sealed in perimeter walls, columns and beams. Landlord represents that, as of the date hereof, there exist no water leaks in the slab ceiling or the bathroom area of the Demised Premises.

                  3.2 Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, diligently (subject to force majeure) make and complete the work and installations in and to the Demised Premises set forth below in such manner so that the Demised Premises will be appropriate for the use set forth in Section 2.1 and as more particularly provided in Exhibit I annexed hereto and made a part hereof.

                  3.3 Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said-final plan or final set of plans, as the case may be, and specifications are hereinafter called the "FINAL PLAN") which shall contain complete information and dimensions necessary for the construction and finishing of the Demised Premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall, within fifteen (15) business days following receipt of same from Tenant, advise Tenant of its approval or disapproval of the final plan, or any portion thereof. If Landlord fails to approve or disapprove the final plan, or any part thereof, within such fifteen
(15) business day period, it shall be deemed, for purposes of this Section 3.3, that Landlord shall have approved the final plan or portion thereof. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail and itemize those portions of the final plan so disapproved. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the Demised Premises of materials or equipment which do not at least equal the standard of quality adopted by Landlord for the Building as set forth on Exhibit J attached hereto ("BUILDING STANDARD") or adversely affects the effective operation of any system of the Building. Tenant shall resubmit the final plan or portions thereof disapproved by Landlord within five (5) business days following receipt of any notice of such disapproval by Tenant. Landlord shall advise Tenant within five (5) business days following receipt of any revised final plan or portions thereof of Landlord's approval or disapproval thereof and shall set forth its reasons for such disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove the revised final plan, or any part thereof, within such five (5) business day period, it shall be deemed, for purposes of this Section 3.3, that Landlord shall have approved the revised final plan or portion thereof. The final plan shall not be deemed approved by Landlord unless and until all portions of the final plan have been approved in writing by Landlord or be deemed approved as hereinabove provided. Notwithstanding the provisions of the immediately preceding sentence to the contrary, Tenant shall be permitted to "FAST-TRACK" Tenant's Work (as hereinafter defined) in which event Tenant shall be permitted to commence Tenant's Work with respect to that portion thereof for which Landlord has theretofore approved a final plan (with respect to a portion of Tenant's Work, hereinafter sometimes called an "INTERIM PLAN") even though all final plans or an interim plan for all portions of

Tenant's Work may not have yet been submitted; provided, however, that Landlord shall have the right to stop all or any portion of Tenant's Work being so fast-tracked in the event that any such portion is inconsistent with the final plan or interim plans approved or to be approved by Landlord; and further provided, however, that the initial approval by Landlord of any portion or portions of the final plan or interim plans in connection with Tenant's Work shall not be deemed approval of all of Tenant's final plan or plans or interim plans. Landlord hereby approves Studios Architecture as the architect for Tenant's Work and Cosentini Associates as the engineer for Tenant's Work.

                  Landlord hereby approves Structure-Tone, Inc. as general contractor for the completion of Tenant's Work. Such general contractor shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees or other contractors on the job. Such general contractor(s) and all subcontractors to perform any portion of Tenant's Work or Tenant's Changes (as hereinafter defined) shall be selected from the list(s) annexed hereto as Exhibit H and made a part hereof, as such list may be amended by Landlord, in the reasonable exercise of its judgment, from time to time during the term of this lease.

                  Notwithstanding anything to the contrary contained in this lease, all contractors and subcontractors used in connection with the Tenant's Work and all Tenant Changes shall at all times, where appropriate, be signatories to the carpenter's union (or other appropriate construction labor union) collective bargaining agreement and all employees thereof shall at all times be members in good standing of the appropriate labor union. Landlord reserves the right at any time to determine the union membership status of any workmen or materialmen working at or delivering construction materials to or otherwise involved in Tenant's Work and all Tenant Changes. Landlord may stop any work being performed, or any delivery of construction materials, by such non-union person or persons in the event of noncompliance with this paragraph.

                  In accordance with the final plan, Tenant at Tenant's expense, will make and complete in and to the Demised Premises (hereinafter sometimes called the "WORK AREA") the work and installations (hereinafter called "TENANT'S WORK") specified in the final plan. Tenant may make minor changes in the final plans without Landlord's prior consent as may be required by field conditions if such changes do not in any way affect the structural components of the Building or the Building systems. Tenant agrees that Tenant's Work will be performed in a manner intended to minimize disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense, leave all structural and mechanical parts of the Building which shall or may likely be affected by Tenant's Work in the condition existing prior to the commencement of Tenant's Work, except to the extent approved by Landlord in the final plan. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant's Work. Tenant shall not do or fail to do any act which shall or may render the Building of which the Demised Premises are a part, liable to any mechanic's lien or other lien and if such lien or liens be filed against the Building of which the Demised Premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record, by bond or otherwise, within thirty (30) days after receiving written notice of the filing of such lien or liens; or in default thereof, Landlord may, but shall not be obligated to, upon five (5) business days notice to Tenant, cause any such lien or liens to be removed of record by payment or bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all reasonable costs and expenses incidental to the removal of any such lien or liens incurred by Landlord including, but not limited to, reasonable counsel fees. Tenant shall indemnify and save harmless Landlord of and from all claims, reasonable counsel fees, loss, damage and reasonable expenses whatsoever that may actually be incurred or become chargeable against Landlord or the Building of which the Demised Premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Demised Premises by or on behalf of Tenant in connection with Tenant's Work, except as otherwise provided in Section
19.3. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, reasonable counsel fees, loss, damage and reasonable expenses actually incurred by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted by or on behalf of Tenant in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished by or on behalf of Tenant in connection with Tenant's Work, except as otherwise provided in Section 19.3 and except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors and employees. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the Demised Premises, provided that Landlord shall use reasonable efforts to give notice of any such inspection to Tenant (which may be given orally) and shall permit a representative of Tenant to accompany Landlord and/or its representative on such inspection (subject to the availability of such Tenant's representative), and further provided that notices with respect to Tenant's Work shall be given directly to Tenant (which may be delivered by hand at the Demised Premises).

                  3.4 The following conditions shall also apply to Tenant's
Work:

                  (a) all Tenant's Work shall be of material, manufacture, design and capacity at least equal to the Building Standard;

                  (b) Tenant, at Tenant's expense, shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary certificates and permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work; and

                  (c) Tenant shall designate, subject to the approval of Landlord (which approval, Landlord agrees, shall not be unreasonably withheld or delayed), the engineer with respect to the preparation of Tenant's engineering drawings in connection with Tenant's Work.

                  3.5 It is understood that of the services to be furnished by Landlord referred to in Article 16 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the Demised Premises for the conduct of its business. Tenant shall be responsible for the removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the Demised Premises.

                  3.6 Landlord shall cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the Demised Premises for Tenant's occupancy including, without limitation, filings by Tenant with the Department of Buildings of the City of New York, the execution of all applicable documents, applications, authorizations and other instruments, and the furnishing of all pertinent information, and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any out-of-pocket costs and expenses in so cooperating, Tenant shall reimburse Landlord (subject to the provisions of Section 3.7) for such reasonable costs and expenses actually incurred as additional rent hereunder, upon rendition to Tenant of bills therefor.

                  3.7 Tenant shall promptly reimburse Landlord, as additional rent hereunder, for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of Tenant's Work, Landlord's review and approval of Tenant's final plan (including, but not limited to, architects, engineers, consultants and reasonable counsel fees) not to exceed $5,000.

                  3.8 Landlord and Tenant agree that a portion of the Demised Premises measuring approximately 11,378 square feet (the "INITIAL UNIMPROVED SPACE") shall not be improved by Tenant prior to the Tenant's move into the Demised Premises. The eventual improvement of the Initial Unimproved Space by Tenant shall for all purposes be deemed Tenant's Work and not a Tenant Change and shall be governed by the provisions of this Lease dealing with Tenant's Work.

                  3.9 During the performance of Tenant's Work, Tenant shall have six (6) hours, in the aggregate, of overtime freight elevator usage at no charge to Tenant.

                                   ARTICLE IV

                               ADJUSTMENTS OF RENT

                  4.1 Tax Escalation. For the purposes of Sections 4.1-4.6:

                  (a) "TAXES" shall mean the real estate taxes and assessments and special assessments that would be imposed upon the Land and the Building (based upon a fully assessed valuation of the Land and the Building). In no event shall Taxes include (a) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes; corporation, income or profit tax or capital levy, inheritance, estate, gift or franchise tax. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "TAXES" for the purposes hereof, such substitute taxes shall be computed as though the interest of Landlord in the Land and/or Building were the only asset of Landlord.

                  (b) "TAX BASE" shall mean the Taxes for the Tax Year (as defined in Section 4.1(c)) commencing January 1, 1997 and ending on December 31, 1997.

                  (c) "TAX YEAR" shall mean the calendar year for which Taxes are levied by the governmental authority.

                  (d) "TENANT'S PROPORTIONATE SHARE" shall mean for purposes of this lease and all calculations in connection herewith 9.0867%.

                  (e) "TENANT'S PROJECTED SHARE OF TAXES" shall mean the Tax Payment, if any, to be made by Tenant for the then current Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent. Notwithstanding the foregoing, however, if, and for so long as, Landlord shall pay deposits to any mortgagee or ground lessor on account of Taxes and such payment by Landlord is, or is to be, in excess of the Tax Payment, if any, made by Tenant for the prior Tax Year, "Tenant's Projected Share of Taxes" shall be deemed to mean an amount equal to Tenant's Proportionate Share of each such deposit and shall be payable on the same periodic basis that Landlord pays such deposit to the mortgagee or ground lessor at least fifteen (15) days before the date upon which each such deposit is due from Landlord; provided, however, that such periodic basis shall not cover a period in excess of one (1) month.


                  4.2 If the Taxes for any Tax Year shall be more than the Tax Base, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Tax Base (the amount payable by Tenant is hereinafter called the "TAX PAYMENT"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. Notwithstanding the immediately preceding sentence, in no event shall Tenant be required to pay the Tax Payment more than thirty (30) days prior to the date upon which Landlord is required to pay such Taxes to the taxing authority, except as provided in Section 4.1. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible to pay Tenant's Proportionate Share of any increase in Taxes during the first year of the term of this lease. This waiver shall not serve to adjust the Tax Base and commencing the second year of the term of this lease, Tenant's Tax Payment will be based upon escalations above Taxes payable during the 1997 Calendar Year.

                  4.3 Notwithstanding the fact that the increase in additional rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

                  4.4 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and/or Building. Should Landlord be successful in any such reduction proceedings and obtain a reduction in Taxes for periods during which Tenant has paid its share of increases or received the benefit of any decreases, Landlord shall, after deducting its expenses, including without limitation, reasonable attorneys' fees and disbursements in connection therewith, credit Tenant's Proportionate Share of such reduction against the next fixed rent or additional rent due from Tenant or promptly refund the same to Tenant, if such reduction is obtained in the last month of the term or subsequent to the expiration Of the term of this lease. If the reduction in the assessed valuation affects the Tax Base, Tenant shall thereafter be responsible for, and shall pay to Landlord as additional rent, any resultant increase in Tenant's Projected Share of Taxes.

                  4.5 Within ninety (90) days after the expiration of any Tax Year occurring in whole or in part after the Commencement Date, Landlord shall furnish Tenant with a statement setting forth Tenant's Proportionate Share of Taxes. The statement furnished under this Section 4.5 is hereinafter called a "TAX STATEMENT."

                  4.6 Commencing with the first Tax Year that Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 4.2 hereof, Landlord shall apply the aggregate amount of the installments of Tenant's Projected Share of Taxes then on account with Landlord (pursuant to Section 4.1(e)), if and as applicable, against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 4.2, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section
4.2 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall credit Tenant with the amount of such excess against the next payment(s) of fixed rent or additional rent due hereunder.

                  4.7 Expense Escalation. For the purposes of Sections 4.7-4.11:

                  (a) "OPERATING EXPENSES" shall mean any or all reasonable expenses actually incurred by Landlord (except as otherwise specifically provided) in connection with the operation of the Building (in no event less than an amount proportionately adjusted to assume ninety-five (95%) percent current occupancy of the Building), including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees, pursuant to appropriate collective bargaining agreements, to the extent applicable, of Landlord engaged full time (or if part time, calculated on a pro rated basis) in the operation and maintenance of the Building not including executives and principals of Landlord or other employees above the grade of building manager; (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental and taxes, to the extent not included in Taxes) furnished to the common and/or untenantable areas of the Building and/or used in the operation of all of the service facilities of the Building, provided the same shall not be paid for by tenants of the Building, and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities provided that same shall not be paid for by tenants of the Building; (iv) the cost of all charges for rent, hazard, casualty, war risk insurance (if obtainable from the United States government) and liability insurance for the Building carried by Landlord; (v) the cost of all building and cleaning supplies for the common areas of the Building and reasonable charges for telephone for the Building; (vi) the cost of all charges for the management of the Building (if there is no managing agent for the Building, a sum in lieu thereof which is not in excess of the then prevailing rates for unaffiliated managing agents of other first class office buildings in Manhattan); (vii) the cost of all reasonable charges for window cleaning and service contracts with independent contractors for the common areas of the Building; (viii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses; (ix) the cost of capital improvements made by Landlord with respect to the maintenance and/or operation of the Land and/or Building, amortized over the shorter of (A) ten (10) years and (B) the life of such capital improvements; (x) the cost of Compliance by Landlord with any federal, state, municipal or local ordinances affecting the Land and/or the Building; (xi) the cost of the maintenance and operation of the elevators in the Building; (xii) the cost of protection and security; (xiii) the cost of lobby decorations and interior and exterior landscape maintenance; (xiv) repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class office building in Manhattan; (xv) painting of non-tenantable areas; (xvi) legal, accounting, engineering and other professional and consulting fees incurred in connection with the operation of the Building; and (xvii) association fees or dues normally incurred by Landlord's owning first class office buildings in New York City. Operating Expenses shall not include (A) costs of preparing any space for any Tenant's occupancy or the cost of any Landlord contribution work therefor; (B) administrative wages and salaries, including executive compensation; (C) brokerage or leasing commissions; (D) franchise, income, gains, estate, transfer, or other non-real estate taxes; (E) Taxes; (F) the cost of providing services to or performing work for tenants of the Building to the extent the same are payable solely by such tenants; (G) the cost of any work or service provided to any tenant of the Building that is not provided to Tenant; (H) the cost of any repairs, alterations, additions, changes and replacements of items which under general accounting principles are properly classified as capital expenditures and new capital improvements other than those set forth in 4.7(a)
(ix) above; (I) the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation; (J) any operating expenses representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship; (K) the cost of any repairs or improvements to leasable areas of the Building, and amortization of the equipment and improvements thereto; (L) costs incurred in providing services, repairs or improvements which are either included in a tenant's or occupants rent or separately payable by invoiced charges to all tenants or occupants of the Building or which are not provided on a regular basis to tenants or occupants of the building (M) costs and expenses of enforcing leases (or any provision thereof) against tenants, including legal fees or disbursements); (N) legal fees or disbursement other than those incurred in connection with the routine operation of the Building; (0) expenses (including, without limitation, attorney's fees and the cost of overtime or Tenant; or other expenses of Landlord) of curing Landlord's default or performing work resulting from any violation by Landlord of the terms of any lease of space in the Building including, without limitation, any contract for services at the

Building and any mortgage or ground lease; and (P) any costs which duplicate costs reimbursable to Landlord under other provisions of this lease.

                  (b) "OPERATIONAL YEAR" shall mean each calendar year during the term hereof.

                  (c) "OPERATING EXPENSE BASE" shall mean the Operating Expenses for the Calendar year 1997.

                  (d) "TENANT'S PROJECTED SHARE OF OPERATING EXPENSES" shall mean Tenant's Operating Expense Payment, if any, for the then current Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

                  (e) "TENANT'S PROPORTIONATE SHARE" shall have the meaning ascribed to it in subsection 4.1(d).

                  4.8 Within ninety (90) days after the expiration of each Operational Year, Landlord shall furnish Tenant a detailed written statement setting forth the aggregate amount of the Operating Expenses for such Operational Year. The statement furnished under this Section 4.8 is hereinafter called an "OPERATING STATEMENT."

                  4.9 If the Operating Expenses for any Operational Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expense Base. (The amount so payable by Tenant is hereinafter called the "OPERATING EXPENSE PAYMENT.") The Operating Expense shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring with the term of this lease. The Operating Expense Payment shall be payable by Tenant within twenty (20) days after receipt of the Operating Statement.

                  4.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord, as additional rent for the then Operational Year, Tenant's Operating Expense Payment. If the Operating Statement furnished by Landlord to Tenant at the end of the Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall credit Tenant the amount of such excess against the subsequent payment(s) of fixed rent and additional rent due hereunder or if the term of this lease has expired or such excess exceeds any subsequent payment(s) of fixed rent or additional rent due hereunder, promptly refund the same to Tenant. If such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall pay the amount of such excess to Landlord within thirty (30) days thereafter.

                  4.11 Every Operating Statement given by Landlord pursuant to
Section 4.8 shall be conclusive and binding upon Tenant unless (i) within ninety
(90) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred twenty (120) days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within twenty
(20) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position; provided that if any dispute is resolved in favor of Tenant, Landlord shall credit Tenant the amount of any excess against subsequent payment(s) of Operating Expense Payments due hereunder. Landlord agrees to grant Tenant reasonable access to Landlord's books, records and other supporting data to Tenant, its accountants and representatives, limited to one (1) review per annum (or in the case of a subsequent demand by Landlord, an additional review), for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant as herein provided.

                  4.12 Except as otherwise provided herein, Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements or notices set forth in this Article, or Landlord's failure to make a demand for payment therefor, or Landlord's preparation and delivery of any incorrect tax bills, statements or notices, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have or are to become due during the term of this lease. Landlord's and Tenant's liability for the amounts due under this Article shall survive the expiration of the term of this lease.

                                   ARTICLE V

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

                  5.1 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. Such subordination is and shall remain subject to the express condition that all subsequent lessors under superior leases and holders of superior mortgages execute and deliver to Tenant an agreement in recordable form (the "NONDISTURBANCE AGREEMENT") to the effect that, so long as this Lease shall be in full force and effect, Tenant shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted by such mortgagee or any action or proceeding which may be instituted or taken by any lessor of any superior lease for the purpose of terminating such superior lease by reason of any default under such superior mortgage or superior lease, nor, so long as this Lease is in full force and effect, shall Tenant be evicted from the Demised Premises nor shall its leasehold estate hereunder be terminated or disturbed, nor shall any of Tenant's rights under this Lease be affected in any way by reason of any default under any superior mortgage or superior lease. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to which this Article are hereinafter sometimes called "SUPERIOR LEASES" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "SUPERIOR MORTGAGES" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "LESSOR" and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "HOLDER."

                  5.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time or notice, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall have previously been furnished in writing to Tenant, of such act or omission, addressed to each such party at its last address so furnished and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue, remedy such act or omission. The foregoing provision shall be applicable unless a non-disturbance agreement executed between Tenant and the holder of a superior mortgage specifically provides otherwise.

                  5.3 If the lessor of a superior lease or the holder of a superior mortgage, or the designee of either (herein sometimes called "SUCCESSOR LANDLORD"), shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then provided such successor landlord shall have delivered a subordination, non-disturbance and attornment agreement in accordance with Section 5.1, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

                  (a) be liable for any previous act or omission of Landlord under this lease;

                  (b) be subject to any offset, not expressly provided for in this lease, which shall have theretofore accrued to Tenant against Landlord;

                  (c) be bound by any previous modification of this lease, not expressly provided for in this lease, or any previous prepayment of more than one (1) month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease provided that Tenant had received written notice of the identity and address of such lessor or holder prior to such modification or prepayment.

                  5.4 If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the interest of the lessee under any superior lease represents collateral, in whole or in part, the holder or proposed holder (including any which may elect that this lease shall have priority over such superior mortgage) shall request reasonable modifications of this lease as a condition of such financing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant's obligation to pay fixed rent or additional rent or shorten or lengthen the term of this lease or do not materially increase any other obligations or materially diminish any other rights of Tenant under this lease.

                  5.5 Landlord represents that as of the date of this lease, there exist no superior leases or superior mortgages.


                                   ARTICLE VI

                                 QUIET ENJOYMENT

                  6.1 So long this lease is in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 5, to the superior leases and the superior mortgages, if any (subject to Tenant's rights under any Nondisturbance Agreement).

                                  ARTICLE VII

                            ASSIGNMENT AND SUBLETTING

                  7.1 Except as expressly provided for in this lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, by operation of law or otherwise, nor sublet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance (which consent may not be unreasonably withheld or delayed). If this lease is assigned, or if the Demised Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, but shall not be obligated to, after default by Tenant beyond all applicable notice and grace periods provided for in this lease, collect rents from the assignee, subtenant or occupant, and apply the net amount collected to the rents herein reserved, but no assignment, subletting, occupancy or collection, except as expressly provided for in this lease, shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant under this lease, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any wise be construed to relieve Tenant, or its assignee or subtenant, from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed).

                  7.2 If Tenant shall, at any time or times during the-term of this lease, desire to assign this lease or sublet all or a part of the Building then comprising the Demised Premises, Tenant shall give notice thereof to

Landlord, which notice shall set forth the proposed effective or commencement date of such assignment or subleasing which shall be not less than sixty (60) nor more than one hundred eighty (180) days after the giving of such notice and the proposed term, if a subletting is desired.

                  7.3 Providing that Tenant is not in default of any of Tenant's obligations under this lease beyond all applicable notice and grace periods herein provided, Landlord's consent (which must be in writing and in form and substance reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                  (a) Tenant shall have complied with the provisions of Section 7.2;

                  (b) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) is limited to the use expressly permitted under this lease;

                  (c) In Landlord's reasonable judgment, the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building; unless there is at such time no suitable space available in the Building;

                  (e) The proposed assignee or sublessee is not a person with whom Landlord or its agent has been negotiating to lease space in the Building within the prior six (6) months (upon the request by Tenant of consent hereunder, Landlord will provide Tenant a list of all persons with whom Landlord or its agent has negotiated to lease space in the Building within the prior six
         (6) months);


                  (f) The form of the proposed sublease or assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

                  (g) There shall not be more than two (2) occupants (including Landlord or its designee and Tenant and its affiliates) with respect to any floor constituting a portion of the Demised Premises;

                  (h) The rent and other terms of the assignment or sublease are the same as those contained in the notice from Tenant with respect to the proposed assignment or sublease furnished to Landlord pursuant to
         Section 7.2;

                  (i) Tenant shall reimburse Landlord within twenty (20) days after written demand for any and all reasonable costs or expenses that may actually be incurred by Landlord in connection with said assignment or sublease including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the granting of any requested consent;

                  (j) Tenant shall not have (i) advertised or publicized in any way (except in standard multiple listing services) the availability of the Demised Premises without prior written notice to and written approval by Landlord (which approval may be withheld in Landlord's sole and unreviewable discretion), nor shall any advertisement (including any advertisement in such standard multiple listing service) state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Demised Premises for subletting or assignment at a rental rate less than the greater of (1) the fixed rent and additional rent then payable under this lease for such space, or
         (2) the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building;

                  (k) The assignment or sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for off premises consumption or (ii) for use by a foreign or domestic governmental or quasigovernmental agency; and

                  (l) There shall be no reasonably likely increase in the traffic to or from the Demised Premises as a result of such assignment or sublease (except to a de minimis extent).

                  Each subletting pursuant to this Article 7 shall be subject to all of the covenants, agreement, terms, provisions and conditions contained in this lease. Notwithstanding any acceptance of fixed rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any assignee, subtenant or other occupant permitted hereunder or anyone claiming under or through any assignee, subtenant or other occupant permitted hereunder which shall be in violation of any of the obligations of this lease, shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 7. If Landlord shall properly decline in accordance with the terms of this Article to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, reasonable costs and expenses (including reasonable counsel fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  7.4 In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 7.2 before assigning this lease or subletting all or part of the Demised Premises. Landlord's failure to respond to any request by Tenant under Section 7.7 to a proposed sublease or assignment within thirty (30) days following receipt by

Landlord of Tenant's written request therefor (time being of the essence) shall be deemed Landlord's consent to such sublease or assignment.

                  7.5 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

                  (a) No subletting shall be for a term ending later than one
         (1) day prior to the Expiration Date;

                  (b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord within the time period provided in Section 7.8(b);

                  (c) Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset not expressly provided in this lease, if any, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any prepayment of more than one (1) month's rent, unless such modification or prepayment was consented to in writing by Landlord and any lessor or holder, if applicable.

                  7.6 If the Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

                  (a) in the case of an assignment, an amount equal to one-half (1/2) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums in excess of the fair market value paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, exclusive of any allowance or credit given by Landlord), less reasonable advertising costs and expenses, customary brokerage commissions and reasonable legal fees, actually incurred in connection with such assignment; and

                  (b) in the case of a sublease, one-half (1/2) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums in excess of the fair market value paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, exclusive of any allowance or credit given by Landlord), less reasonable advertising costs and expenses, customary brokerage commission and reasonable legal fees, actually incurred in connection with such sublease.


The sums payable under subsections (a) and (b) above shall be paid to Landlord promptly after the same are paid by the assignee or subtenant, as the case may be, to Tenant.

                  7.7 Any assignment or transfer (whether or not the prior consent of Landlord is required therefore) shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 7.1 shall, notwithstanding such assignment or transfer, continue to be binding upon Tenant in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for all of the other obligations of this lease on the part of Tenant to be performed or observed.

                  7.8 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

                  7.9 Notwithstanding anything to the contrary contained elsewhere in this Article 7, Tenant shall not be required to obtain Landlord's consent, if Tenant desires to assign this lease (by operation of law or otherwise) or sublease all or a portion of the Demised Premises (i) to an affiliate of Tenant, or (ii) to a successor corporation in connection with a bona fide merger, sale of assets or stock of Tenant (including an Initial Public Offering or subsequent public sale of the capital stock of Tenant) in an arms length transaction, provided that any such successor corporation shall have a net worth upon such assignment of this lease or sublet of all or any portion of the Demised Premises at least equal to Tenant's net worth at the time of the execution and delivery of this lease (taking into consideration the then present value of money from the date of the execution and delivery of this lease to the date of such transaction) and Tenant shall provide reasonable evidence of same prior to the effectiveness of any such assignment or sublease. As used in this lease, the term "AFFILIATE" shall mean an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by or under common control with a party and for the purposes of the foregoing, "CONTROL" shall mean ownership of a majority of the legal and beneficial interest in such corporation, together with the ability to direct the management, affairs and operations thereof and the term "PUBLIC CORPORATION" shall mean a corporation which is by law required to file annual 10-K reports with the Securities and Exchange Commission. Except as otherwise specifically provided in this lease, any transfer or cessation of control over any affiliate to which this lease is assigned, or all or any portion of the Demised Premises is sublet, shall constitute an assignment of this lease or a subletting of all or any portion of the Demised Premises to which the provisions of Section 7.3 (other than clauses (a), (e), (f), (h), (j) and (1)) shall apply. In such event, Tenant shall deliver to Landlord reasonable evidence of the compliance with
Section 7.3 (other than clauses (a), (e), (f), (h), (j) and (1) within thirty
(30) days following any such transfer or cessation of control. In addition, any further assignment or subletting by any such entity which is no longer an affiliate shall be subject to the provisions of this Article 7. In the event that Tenant assigns this lease in accordance with this Section 7.9, the assignee of this lease shall execute an agreement of the type required to be executed by an assignee pursuant to Section 7.3 hereof and a copy of same, together with evidence of the relationship between Tenant and the assignee reasonably satisfactory to Landlord (a certificate from the chief executive officer, general counsel or executive vice-president of Tenant shall, for the purposes of this Section 7.9, be deemed satisfactory to Landlord), shall be immediately delivered to Landlord and no such assignment shall be effective unless and until same shall have been delivered to Landlord.

                                  ARTICLE VIII

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

                  8.1 Landlord and Tenant shall give each other prompt notice of any notice either receives of the violation of any law or requirement of public authority, and at Tenant's expense Tenant shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and/or occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenants use of the Demised Premises for purposes other than uses permitted hereunder, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, including the performance of any work performed by Landlord for or on behalf of Tenant in curing a default by Tenant hereunder, or (iv) breach of any of Tenant's obligations hereunder. Notwithstanding anything to the contrary contained elsewhere in this lease, Tenant shall also be required to comply with all Local Laws of the City of New York, now or hereafter enacted, affecting the Demised Premises and/or Tenant's occupancy thereof or the conduct of its business therein. Landlord, at its sole cost and expense, shall be responsible for compliance with all Local Laws of the City of New York, now or hereafter enacted, which affect the Building as a whole, except to the extent the foregoing provisions of this paragraph apply. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 8.2. Landlord and Tenant hereby acknowledge and agree that to the extent required by law, Landlord's applicable obligations with respect to the Demised Premises under this Section 8.1 shall include, without limitation, compliance throughout the term of this lease with the Americans With Disabilities Act of 1990, together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder ("ADA"). Tenant shall pay all the reasonable costs, expenses, fines, penalties and damages imposed upon Landlord or any superior lessors or superior mortgagees solely by reason of Tenant's failure to comply with the provisions of this Section. For example, but not by way of limitation, if any public authority requires or recommends any additional sprinkler heads or changes to the sprinkler system in or serving the Demised Premises solely by reason of the manner of conduct of Tenant's business in the Demised Premises or by reason of Tenant's alterations, or the location of partitions, trade fixtures, or other contents of the Demised Premises, Tenant shall, at its expense, promptly make and supply such additional sprinkler heads or make such changes.

                  8.2 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                  (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or permanently vacated, by reason of non-compliance or otherwise by reason of such contest;

                  (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss, damage, cost or expense which Landlord shall suffer by reason of such noncompliance or contest including, but not limited to, reasonable attorney's fees and other expenses actually incurred by Landlord;

                  (c) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage of which Tenant has notice, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant;

                  (d) Tenant shall furnish Landlord with such reasonable security as Landlord shall require in connection with Tenant's non-compliance or contest; and

                  (e) Tenant shall keep Landlord advised in writing, at Landlord's request, as to the status of such proceedings.

Without limiting the application of Section 8.2(a) thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer or shareholder of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

                  8.3 In addition, and notwithstanding anything to the contrary contained elsewhere in this lease, Tenant shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal of Hazardous Material in the Demised Premises including, but not limited to, Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. and any additions, amendments, or modifications thereto. As used herein, the term "HAZARDOUS MATERIAL" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Demised Premises is located or the United States Government. Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Section 8.3. If Tenant is not in compliance with this Section
8.3 for more than 30 days after written notice to Tenant, except in cases of emergency, Landlord shall have the right to take whatever actions as are reasonably necessary to comply including, but not limited to, the removal from the Demised Premises of any Hazardous Material and the restoration of the Demised Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all costs so incurred by Landlord, as additional rent, ten (10) days upon receipt of a bill therefor plus twelve percent (12%) for Landlord's administration expenses in connection therewith.

                                   ARTICLE IX

                                    INSURANCE

                  9.1 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect.

                  9.2 Tenant covenants to provide on or before the Commencement Date, and to keep in force during the term hereof, the following insurance coverage:

                  (a) For the benefit of Landlord and Tenant, a comprehensive policy of general commercial liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New York reasonably satisfactory to Landlord and the limits of liability thereunder shall not be less than Three Million ($3,000,000) Dollars combined single limit coverage on a per occurrence basis with a Five Million ($5,000,000) Dollar aggregate and One Million ($1,000,000) Dollars in respect of property damages. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant or Guarantor, if any.

                  (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord.

                  Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance provided said certificate contains an endorsement that such insurance may not be modified or cancelled except upon forty-five (45) days' notice to Landlord, together with evidence reasonably satisfactory to Landlord of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder.

                  9.3 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If permitted by law and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

                  In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option, Landlord shall cause Tenant to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such insured, Tenant shall pay such additional premium to Landlord within twenty (20) days following Landlord's demand. In the event that Tenant shall have been named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an insured, Landlord shall pay such additional premium to Tenant upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  Subject to the waiver of subrogation being obtained or being named as an additional insured pursuant to the foregoing provisions of this
Section 9.3, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

                  9.4 If, by reason of a failure of Tenant to comply with the provisions of Section 8.1 or Section 9.1, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord to the extent caused by such failure on the part of Tenant within thirty (30) days following Landlord's demand for such reimbursement.

                  9.5 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 9.3, the dispute shall be determined by arbitration pursuant to Article 34.

                  9.6 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

                  9.7 Landlord covenants to maintain casualty and liability insurance insuring Landlord's interest in the Building at rates commercially reasonable for Buildings of this nature; provided, however, that Landlord shall have the right at any time, in Landlord's sole discretion, to "self-insure" with respect to same, provided that upon such election, Landlord shall send Tenant a notice of its intention to self-insure, which such notice shall contain a statement of Landlord's "net worth" as of such date, which such net worth shall be not less than $10,000,000.

                                   ARTICLE X

                              RULES AND REGULATIONS

                  10.1 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and made a part hereof, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Building or the preservation of good order therein, or the operation or maintenance thereof, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

                  10.2 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant in any manner for violation of the same by any other tenant or its employees, agents or visitors. The Rules and Regulations shall be applied uniformly towards all tenants in the building.


                                   ARTICLE XI

                                TENANT'S CHANGES

                  11.1 Except as otherwise specifically provided in this lease, Tenant shall not make any alterations, additions, installations, substitutions or improvements (hereinafter collectively called "CHANGES" and, as applied to changes provided for in this Article, "TENANT'S CHANGES") in and to the Demised Premises the legal performance of which would require the filing of a Building Notice or the obtaining of any alteration permit from the Department of Buildings of the City of New York and/or other appropriate governmental agency, and affects the structure or systems of the Building, without the prior written approval of Landlord in each instance, which approval shall not be unreasonably withheld or delayed provided that such Tenant's Changes are to be non-structural and do not affect any systems of the Building. Nothing herein shall require Tenant to obtain Landlord's consent to mere decorative changes, provided the same do not require the issuance of a permit and such change shall be otherwise in compliance with the provisions of this lease. The provisions of this Article 11 do not apply to Tenant's Work.

                  11.2 Tenant shall submit to Landlord, for Landlord's review and approval, detailed plans and specifications with respect to any proposed Tenant's Change. Landlord shall, within ten (10) business days following receipt of same from Tenant, advise Tenant of its approval or disapproval of such plans and specifications or any portion thereof. If Landlord fails to approve or disapprove such plans, or any part thereof, within such ten (10) business day period, it shall be deemed for purposes of this Section 11.2, that Landlord shall have approved such plans or portion thereof. Landlord shall cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Changes including, without limitation, filings by Tenant with the Department of Buildings of the City of New York, the execution of all applicable documents, applications and authorizations and the furnishing of all pertinent information, and Landlord shall instruct its employees and contractors to render such reasonable assistance and to reasonably cooperate with Tenant's employees, representatives and contractors subject to the terms and conditions of this lease. Tenant shall promptly reimburse Landlord for Landlord's reasonable costs and expenses actually incurred in connection with such review including, but not limited to, architectural, engineering and counsel fees. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to Landlord's established standard for the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay (except to a de minimis extent) and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's or workmen's compensation insurance in statutory limits and general liability insurance for any occurrence on or in the Land or the Building as set forth in Section 9.2 hereof, in which Landlord and its agents shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to

Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment of other property in the Demised Premises which, pursuant to the terms of Section 12.1, are to be come Landlord's property at the expiration or sooner of this lease, such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense with improvements to the Demised Premises of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing (which consent shall not be unreasonably withheld). All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors reasonably satisfactory to Landlord and licensed therefor by all governmental agencies having or asserting jurisdiction.

                  11.3 Tenant, at its expense, shall diligently procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings of the City of New York or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, excluding the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction, removal of record or discharge of all such liens within thirty (30) days after Tenant has received written notice thereof. Nothing contained herein shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant complies in all respects with the provisions of Section 8.2.

                  11.4 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction upon notice to Tenant, which may be by order to show cause. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all reasonable expenses, at rates set by Landlord for the Building, incurred in connection with the use during non-business hours of the freight elevators servicing the Demised Premises.

                                  ARTICLE XII

                                TENANT'S PROPERTY

                  12.1 Except as specifically provided in Section 12.2, all fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease and which cannot be removed without causing irreparable damage to the Demised Premises, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall become Landlord's property at the expiration or sooner termination of the term of this lease and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

                  12.2 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant and can be removed without irreparable damage to the Building or the Demised Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall promptly repair or reimburse

Landlord for the reasonable cost of repairing any damage to the Demised Premises or to the Building resulting from such removal within twenty (20) days following Landlord's demand.

                  12.3 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, but in no event fifteen (15) days thereafter, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair, or reimburse Landlord for the reasonable cost of such repair of any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease. Landlord agrees not to require Tenant to remove such items of Tenant's Property which are attached to or built into the Demised Premises provided that same have been constructed in accordance with the provisions of this lease and unless the removal of same was a condition imposed by Landlord in connection with the granting by Landlord of its consent to same.

                  12.4 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of thirty (30) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

                                  ARTICLE XIII

                             REPAIRS AND MAINTENANCE

                  13.1 Tenant shall take good care of the Demised Premises and shall, at its sole cost and expense, promptly make all repairs in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the negligence or willful misconduct of Tenant or any of its employees, agents or contractors; provided that any structural or exterior repairs or repairs affecting any systems or common areas of the Building so required shall be performed by Landlord, at Tenant's sole reasonable cost and expense. All other structural and exterior repairs and maintenance or repairs or maintenance of any Building systems or common areas shall be performed by Landlord at Landlord's sole cost and expense. Tenant, at its sole cost and expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

                  13.2 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. Landlord shall, as expeditiously as practicable, proceed with the performance of any repairs which Landlord is, under this lease, required to perform, and shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises in performing such repairs, provided that Landlord shall not be required to perform same on an overtime or premium pay basis. In the event the performance of repairs by Landlord interferes with Tenant's use and occupancy of the Demised Premises thereby rendering the Demised Premises untenantable for the ordinary conduct of Tenant's business for more than twenty (20) days, Tenant shall be entitled to pro-rata abatement of rents for such period of time.

                                  ARTICLE XIV

                                   ELECTRICITY

                  14.1 Tenant's electricity consumption and demand shall be measured by existing submeters serving the Demised Premises, and Tenant agrees to purchase such electricity from Landlord. The amount to be paid by Tenant for electricity consumed shall be determined in accordance with consumption amounts as recorded by each meter. The amount to be charged to Tenant by Landlord per "KWHR" pursuant to this Article for electricity consumed within the Demised Premises, as shown in the meters measuring Tenant's consumption of electricity, shall be one hundred and eight (108%) percent of the amount at which Landlord from time to time purchases each KWHR of electricity for the same period from the utility company which amount shall be determined by dividing the amount paid by Landlord to the utility company on account of electricity consumed in the Building during each respective billing period by the number of KWHRs consumed by the Building as both figures are reflected on such bill, which bill shall be accompanied by a copy of Landlord's utility bill upon which the calculation of such bill to Tenant shall have been based. All such sums shall be paid by Tenant to Landlord as additional rent hereunder. If more than one meter measures the electricity consumption of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the above provisions, unless Tenant shall request separate billing on a per-meter basis. Landlord may, not more frequently than monthly, render bills for Tenant's consumption and Tenant shall pay the same within twenty (20) days following the date the same are rendered.

                  14.2 Tenant's use of electric energy in the Demised Premises shall not at any time exceed a demand load of six (6) watts (connected load) per square foot exclusive of electricity necessary for Building (as distinct from Tenant's supplemental, if any) air-conditioning. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not connect any additional fixtures, machinery, appliances or equipment, to the electric system of the Demised Premises existing on the Commencement Date which would likely substantially increase Tenant's electric energy needs or usage without thirty (30) days prior written notice to Landlord.

                  14.3 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. If Landlord receives any notice regarding a cessation of services from said public utility, Landlord shall promptly furnish a copy of same to Tenant.

                  14.4 Provided that prior thereto or simultaneously therewith, Landlord shall discontinue or shall have discontinued furnishing electric energy to at least eighty (80%) percent of the space in the Building, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon not less than sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy (provided, however, that Landlord shall not, unless required by law, cease furnishing electricity to Tenant until Tenant has arranged for, and is obtaining, electrical service directly from the public utility, provided that at all times Tenant is exercising due diligence and its best efforts to obtain same, and further provided that in the event Landlord shall at any time thereafter furnish electric energy to more than twenty (20%) percent of the space in the Building, Landlord shall furnish electric energy to Tenant, at Tenant's option). If Landlord exercises such right of termination, this lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent the same are available, suitable and safe for such purpose, and only to the extent of Tenant's then authorized connected load, unless the public utility serving the Building has otherwise agreed to make available such electrical energy as all of the occupants and tenants of the Building shall require. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which maybe required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense.

                  14.5 Unless otherwise agreed upon by the parties, Landlord, at Tenant's expense, shall supply all electric meters Landlord reasonably deems necessary for use hereunder. In no instance shall Tenant install or permit the installation or use of electric meters or electric metering devices for the purposes herein and/or to be installed or used for billing unless such meters and/or metering devices shall conform in every respect to the requirements, rules and regulations of the local public utility as approved from time to time by the Public Service Commission of the State of New York as to the accuracy of measurement of such meters or metering devices including, but not limited to, proper measurement and reflection of power factor. Landlord warrants and represents that all such meters presently installed for the purpose of measuring Tenant's electric consumption and all future meters installed shall conform to the requirements, rules and regulations of the local public utility as approved from time to time by the Public Service Commission of the State of New York as to the accuracy of measurement of such meters or metering devices including, but not limited to, proper measurement and reflection of power factor.

         14.6 If any tax is imposed upon Landlord with respect to electrical energy furnished to Tenant at the Demised Premises by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by applicable law, Tenant's pro rata share of such taxes shall be reimbursed to Landlord by Tenant as additional rent.

                                   ARTICLE XV

                     HEAT, VENTILATION AND AIR-CONDITIONING

         15.1 Landlord, at its expense, shall maintain, keep in working order and repair and replace as reasonably required, and operate the heating, ventilating and air-conditioning systems (hereafter called the "SYSTEMS") and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and air-conditioning (hereafter collectively called "AIR-CONDITIONING SERVICE") in the Demised Premises through the systems, in accordance with Landlord's standard for the Building (which shall be commercially reasonable for a Building of this nature), during "REGULAR HOURS" (that is between the hours of 8:00 A.M. and 6:00 P.M.) of "BUSINESS DAYS" (which term is used herein to mean all days except Saturdays, Sundays and days observed by the Federal or New York State government as legal holidays) throughout the year. Tenant shall pay to Landlord a one-time hook-up charge of $1,575 per ton for any supplemental air-conditioning (excluding any Building Systems) now or hereafter installed in or serving the Demised Premises, together with a charge for condenser water at a rate of eleven ($.11) cents per ton of usage promptly upon the rendition of Landlord's bills therefor, on a monthly basis. In connection with Tenant's supplemental air-conditioning, Landlord will make available to Tenant up to twenty (20) tons of chilled condenser water. In the event Tenant improves the Initial Unimproved Space, Landlord shall make available to Tenant an additional two and one-half (2-1/2) tons of chilled condenser water with which to provide supplemental air-conditioning to such Initial unimproved Space at the cost to Tenant of set forth above. If Tenant shall require heating, ventilating or air-conditioning service (other than from Tenant's own supplemental air-conditioning, if any) at any time other than as hereinabove provided (hereinafter called "AFTER HOURS"), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, [which such notice may be by telecopier and shall be delivered to the Building's Managing Agent (Attn:
District Manager, 395 Hudson Street)], before noon on the day such service is requested, if such service is requested on a business day, or delivered to Landlord before noon the preceding business day, if such service is requested for a non-business day. Tenant shall pay Landlord's standard rate for such after hours service, which is presently $52.50 per hour per floor, which such amount shall be increased annually, from and after the first anniversary of the Commencement Date, by Landlord in accordance with increases in the Consumer's Price Index (the "CONSUMER PRICE INDEX") for All Urban Consumers, New York, New York - Northeastern, N.J., base year 1986-88 = 100, specified for "All Items," as issued by the Bureau of Labor Statistics of the United States Department of Labor, or, in the event such index is no longer in use or published, by utilizing another published index or statistical data, which such alternative index shall reasonably be designated by Landlord as would reasonably reflect the consequences that would have resulted if such Consumer Price Index had not been discontinued, within twenty (20) days following Landlord's written demand. In the event such after hours service is shared by other tenants, the cost thereof shall be prorated among all such tenants.

         15.2 Use of the Demised Premises, or any part thereof, in a manner exceeding the Landlord's standard for the Building, or which would result in the rearrangement of partitioning, which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised Premises or the Building, may require changes in the heat, ventilation and air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 11.

         15.3 HVAC specifications are as follows: The variable air volume heating, ventilating and air conditioning system shall provide interior conditions to 75 degrees F. average dry bulb and 50% relative humidity when outside conditions are 91 degrees F. dry bulb and 75 degrees F. wet bulb, with a 10 m.p.h, wind, during summer and 70 degrees F. average inside when outside temperatures at 15 degrees F. with a 10 m.p.h, wind, during winter, provided that in any given room or area to the Demised Premises, the occupancy does not exceed one (1) person for each 100 square feet and total electric load does not exceed 9 watts per square foot for all purposes, including, lighting and power.

         15.4 Landlord represents that the heating, ventilation and air-conditioning system and all other Building systems are, as of the date hereof, in working order.

                                   ARTICLE XVI

                            LANDLORD'S OTHER SERVICES

         16.1 Landlord, at its expense, shall provide (i) nonexclusive passenger elevator service reasonably sufficient for the normal conduct of Tenant's business to the Demised Premises at all times and (ii) freight elevator service to the Demised Premises on a first-come/first-served basis only during the hours of 8:00 a.m. to 12:00 p.m. and 1:00 p.m. to 4:00 p.m. on business days. If Tenant shall require freight elevator service prior to 8:00 a.m. or after 4.00 p.m. on business days, or on days other than business days, Tenant shall give Landlord not less than 24-hour notice on the preceding business day which notice [shall be delivered to the Building's Managing Agent (Attn: District Manager - 395 Hudson Street)]. Such additional freight elevator service shall also be available on a first-come/first-served basis, in accordance with reservations made pursuant to the preceding sentence. Tenant shall pay Landlord its standard rate, which is presently $100 per hour, increased from and after the first anniversary of the Rent Commencement Date by increases in the Consumer Price Index, for use of the freight elevator during non-business hours and/or on non-business days. There shall be no charge for Tenant's use of the freight elevator during the business hours of 8:00 a.m. to 12:00 p.m. and 1:00 p.m. to 4:00 p.m. Tenant shall only be permitted to deliver construction material before or after the business hours above provided.

Notwithstanding anything to the contrary in this lease, Tenant's use of the freight elevator shall be subject to the provisions of this lease, including Landlord's Rules and Regulations for the Building, and the rights of Landlord and other tenants and occupants of the Building. Tenant shall only be permitted to deliver construction material and remove construction refuse and debris after business hours. Landlord represents that Tenant shall have access to the Demised Premises on a 24 hour per day, seven day per week basis without charge (except as specifically hereinabove provided). All of Tenant's Tradesmen, Contractors and Subcontractors shall use the freight elevators only in connection with Tenant's Work.

         16.2 Landlord, at its expense, shall furnish adequate hot and cold water to the Demised Premises for drinking, pantry, lavatory and cleaning purposes. If Tenant uses water for any other purpose, Landlord, at Tenant's reasonable expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes, as the case may be. Tenant shall reimburse Landlord for its actual costs for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, within twenty (20) days following the rendition of Landlord's bills therefor.

         16.3 Landlord shall cause the Premises to be cleaned in accordance with Landlord's Building standard specifications set forth on Exhibit E annexed hereto and made a part hereof. Landlord shall not be required to clean any portions of the Demised Premises which are used for the preparation, serving or consumption of food or beverages, storage, training rooms, data processing or reproducing operations (cleaning of the rooms, as opposed to the machines, shall be performed to the extent practicable), private lavatories or toilets, darkrooms, child care facilities or any other purpose for which cleaning contractors servicing first-class office buildings in midtown Manhattan would generally not provide cleaning except at an additional charge. Tenant shall pay to Landlord the reasonable costs actually incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) the misuse or neglect on the part of Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees, (ii) use of portions of the Demised Premises for purposes requiring greater or more difficult cleaning work than required in normal office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces (other than comprising the entranceway of the Demised Premises), and (iv) non-Building standard materials or special materials or finishes on items installed by or on behalf of Tenant, (b) collection and removal from the Demised Premises or the Building of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times, and (c) cleaning requested by Tenant which is not generally available from cleaning contractors servicing first-class office buildings in midtown Manhattan without additional charge. Landlord, its cleaning contractor and their employees shall have after hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord obligations hereunder. If Tenant shall reasonably and in good faith determine that Landlord's cleaning of the Demised Premises is inadequate for the conduct of Tenant's business, Tenant shall have the right, at Tenant's sole cost and expense, to contract directly with another cleaning contractor who provides services to similar buildings and which will work harmoniously in the Building, with the consent of Landlord, which shall not be unreasonably withheld.

          16.4 Landlord, at its expense, and on Tenant's request, shall maintain the name of Tenant, and the names of its officers and employees on the Building directory, provided that the names so listed shall not take up more than lines on the Building directory. In the event Tenant shall require additional (in addition to the listings Landlord is required to provide under this Section 16.4) or substitute listings on the Building directory, Landlord shall, to the extent space for such additional or substitute listing is available (as reasonably determined by Landlord) maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's standard charge for such listings. In addition to the foregoing services, Landlord shall keep, maintain and operate the Building, the Land and all systems serving the Building in a first-class manner. Without limiting the foregoing, Landlord shall keep the sidewalks appurtenant to the Building in good repair, free from all dirt, litter, snow and ice. Landlord shall employ, or cause to be provided, the services of a first-class non-affiliate managing agent comparable to the managing agent of comparable first-class office buildings in Manhattan (unless Tenant shall reasonably agree otherwise). Landlord represents that Williams Real Estate, Inc. is presently the managing agent of the Building. Landlord's services shall include, but shall not be limited to, security services for the Building and the Demised Premises in accordance with the specifications set forth in Exhibit G annexed hereto and made a part hereof.

         16.5 Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall use commercially reasonable efforts to remedy such stoppage or interruption. Notwithstanding the foregoing, if the stoppage of services renders the Demised Premises untenantable for the ordinary conduct of Tenant's business for more than twenty (20) days, Tenant shall be entitled to pro-rata abatement of rents for such period of time.

                                  ARTICLE XVII

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

         17.1 All portions of the Building except the interior of the Demised Premises, inside surfaces of all walls, ceilings, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, in accordance with the provisions of this lease, are reserved to Landlord.

         17.2 Tenant shall permit Landlord upon reasonable notice to Tenant and at reasonable times (except in case of emergency) to install, use, replace and maintain concealed pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises and that Landlord shall use reasonable efforts to minimize its interference with Tenant's ordinary business operation in connection therewith, provided Landlord shall not be required to perform same on an overtime or premium pay basis. Notwithstanding the foregoing, Tenant shall identify in its plans and specifications submitted to Landlord the location of its 900 square foot (approximate) data center through which Landlord may not install pipes, ducts or conduits.

         17.3 Landlord or Landlord's agent shall have the right, upon reasonable advance notice to Tenant and at reasonable times (except in emergency under clause (ii) hereof) and, when accompanied by a representative of Tenant, to the extent Tenant makes same available, to enter and/or pass through the Demised Premises or any part thereof (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities Landlord shall be allowed to take all materials into and upon the Demised premises that may be reasonably required for such repairs, changes, repairing or maintenance. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by an emergency affecting the Demised Premises or said structure. The rights reserved to Landlord pursuant to this Section 17.3 are and shall be conditioned upon Landlord using reasonable efforts to minimize its interference with Tenant's ordinary business operations conducted in the Demised Premises provided Landlord shall not be required to exercise such rights utilizing overtime or on a premium pay basis.

         17.4 During the period of twelve (12) months prior to the Expiration Date Landlord, upon reasonable notice to Tenant and at reasonable times may exhibit the Demised Premises to prospective Tenants.

         17.5 Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided that such changes do not adversely affect access to the Building or the Demised Premises or the elevator services provided thereto.

         17.6 Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at any time.

         17.7 For the purposes of this Article, the term "LANDLORD" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 5.

                                  Article XVIII

                               NOTICE OF ACCIDENTS

         18.1 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof, but the failure of Tenant to give any notice shall not diminish or impair Landlord's obligation nor result in any liability to Tenant except to the extent Landlord is precluded from acting or Landlord, the Land or the Building, or any portion thereof, is damaged by or any liability arises as a result of such failure by Tenant to give such notice on a timely basis.

                                   ARTICLE XIX

                        NON-LIABILITY AND INDEMNIFICATION

         19.1 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence or willful misconduct of Landlord, its agents or employees.

         19.2 Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims, costs or expenses (including, but not limited, to reasonable counsel fees) (i) to the extent resulting from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord or any agent or employee of Landlord, but including work done by Landlord for Tenant's account in curing a default by Tenant hereunder, if any and also including any work done by or on behalf of Tenant and consented to by Landlord) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or willful misconduct of Tenant or any of its permitted subtenants or licensees or its or their employees, agents or contractors, and (b) all reasonable costs, expenses and liabilities actually incurred in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall from time to time at the request of Landlord pay all of Landlord's costs and expenses incurred to resist and defend such action or proceeding. With respect to any matter for which Tenant shall indemnify Landlord hereunder, Landlord shall not settle or compromise such matter without the consent of Tenant, such consent not to be unreasonably withheld, and if Tenant shall not be resisting and defending such action or proceeding, Landlord shall use counsel reasonably satisfactory to Tenant and Landlord's or Tenant's insurance company counsel shall be deemed satisfactory.

         19.3 Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims, costs or expenses (including, but not limited, to reasonable counsel fees) (i) to the extent resulting from (x) the conduct or management of the Building or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Tenant or any agent or employee of Tenant) in or about the Building during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Building, or (ii) arising from any negligent or willful misconduct of Landlord or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all reasonable costs, expenses and liabilities actually incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant shall from time to time, pay all of Tenant's costs and expenses incurred to resist and defend such action or proceeding. With respect to any matter for which Landlord shall indemnify Tenant hereunder, Tenant shall not settle or compromise such matter without the consent of Landlord, such consent not to be unreasonably withheld, and if Landlord shall not be resisting and defending such action or proceeding, Tenant shall use counsel reasonably satisfactory to Landlord and Tenant's or Landlord's insurance company counsel shall be deemed satisfactory.

         19.4 Except as otherwise expressly provided in this lease and the obligations of Tenant hereunder, shall be in no wise affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations hereunder by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control, and Tenant shall have no right of offset against any fixed rent or additional rent due hereunder for any reason whatsoever.

                                   ARTICLE XX

                              DESTRUCTION OR DAMAGE

         20.1 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property.

         20.2 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable for the ordinary conduct of Tenant's business and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. It is explicitly understood and agreed that notwithstanding that the Demised Premises may be unaffected by such fire or casualty or that any damage caused to the Demised Premises may have been repaired, the Demised Premises will be deemed untenantable for the ordinary conduct of its business if Tenant shall not have access thereto or if the utilities and/or services to be provided from other portions of the Building have been cut off. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable for the ordinary conduct of Tenant's business on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the ordinary conduct of Tenant's business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         20.3 If the Building shall be damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) percent of the full insurable value of the Building immediately prior to the casualty, then, provided that Landlord shall also terminate the leases of all other non-affiliated (with Landlord) tenants in the Building, Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty
(180) days after the date of the casualty. In case of any damage or destruction mentioned in this Section 20.3, or any damage to or destruction of the Demised Premises, Tenant may terminate this lease, by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt, or if it is reasonably estimated by an independent, reputable contractor, construction manager, registered architect, licenses professional engineer selected by Landlord, or Landlord that Landlord will not or will not be able to complete the making of the required repairs and restore and rebuild, the Building and/or the Demised Premises within nine (9) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance (provided Landlord diligently pursues such adjustment), labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

         20.4 No damages, compensation or claim shall be payable by Landlord to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

         20.5 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of Tenant's refusal or failure to cooperate with Landlord and/or its agents or employees in connection with the settlement of Landlord's insurance claim then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

         20.6 Landlord will not carry insurance of any kind on Tenant's Property and shall not be obligated to repair any damage thereto or replace the same.

         20.7 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE XXI

                                 EMINENT DOMAIN

         21.1 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "DATE OF THE TAKING"), and the fixed rent and additional rent due hereunder shall be prorated and adjusted as of such date.

         21.2 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking, only if Tenant's access to the Building or Demised Premises is denied or materially interfered with, or if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, which ever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date which is thirty (30) days after the date such notice is given by Tenant to Landlord of such taking and the fixed rent and additional rent due hereunder shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 4 according to the rentable area remaining.

         21.3 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to


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
the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for any interruption to Tenant's business, Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Property, provided, however, that with respect to each item claimed by Tenant Landlord's award is not thereby reduced or otherwise adversely affected.

         21.4 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. Except as herein specifically provided, this lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use of occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Landlord as, or as part of, an award for temporary use and occupancy for the period beyond the date to which the rents hereunder have been paid by Tenant, but prior to the Expiration Date, shall be received, held and applied by Landlord as a trust fund for payment of the fixed rent and additional rent due hereunder.

         21.5 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use of occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and regardless of whether any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises; provided, however, that in the event that any such award or awards are not sufficient for the purpose, Landlord shall have the right to terminate this lease and the estate thereby granted; further provided, however, that Landlord shall have no such right in the event Tenant elects to fund any such deficiency as and when due. Tenant shall give Landlord written notice of its election to fund such deficiency within thirty (30) days (time being of the essence) following notice from Landlord that Landlord has elected to terminate this lease pursuant to this Section 21.5, which notice shall contain the amount of such deficiency and which notice must be given to Tenant within thirty (30) days from the date Landlord receives notification as to the amount of such award(s). In any event, in case of any taking mentioned in this
Section 21.5, Tenant may terminate this lease, by notice to Landlord, if Landlord has not completed the making of such required repairs and restored the remaining parts of the Building and the Demised Premises within nine (9) months from the date of such taking, or with such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

         21.6 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rents or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 4 shall be adjusted in the same manner as is provided in Section 21.2 according to the reduction in rentable area of the Demised Premises resulting from such taking.

         21.7 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                  ARTICLE XXII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE XXIII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE XXIV

                                    SURRENDER

         24.1 On the last day of the term of this lease, or upon any earlier termination of this lease as provided hereunder or upon any re-entry by Landlord upon the Demised Premises as provided under this lease, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction for which Tenant is not responsible under this lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall repair any damage to the Demised Premises caused by such removal.

         24.2 In the event Tenant remains in possession of the Demised Premises, after the Expiration Date or the date of sooner termination of this lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a holdover tenant from month-to-month, at a monthly rent equal to two (2) times the sum of (i) the monthly installment of fixed rent payable during the last month of the term of this lease, and (ii) one-twelfth (1/12th) of the additional rent payable during the last year of the term of this lease, subject to all of the other terms and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

                                   ARTICLE XXV

                            CONDITIONS OF LIMITATION

         25.1 To the extent permitted by applicable law, this lease, and the term and estate hereby granted, are subject to the limitation that, whenever Tenant shall be unable to pay its debts generally as they become due (and Landlord can so reasonably demonstrate), or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant, or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant, or of, or for, substantially all of the property of, Tenant shall be appointed without Tenant's consent or acquiescence, then, Landlord (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for one hundred twenty (120) days, may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and, upon the expiration of said five (5) day period, this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27. As used in this Section 23.1, the term "TENANT" shall mean the then owner and holder of the interest and estate of the tenant under this lease.

         25.2 This lease and the term and estate granted are subject to the further limitation that:

         (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for seven (7) days after notice from Landlord, or

         (b) whenever Tenant shall default in the performance of any obligation of Tenant under this lease (except for the obligation to pay rent or additional rent) and such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the prosecution for criminal liability (as more particularly described in Section 8.2) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, and (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

         (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 7 and such condition shall not be cured within thirty (30) days after notice from Landlord, or

         (d) whenever Tenant shall abandon the Demised Premises (unless as a result of casualty as provided herein),

         (e) then in any of said cases set forth in the foregoing Subsections
(a), (b), (c) and (d), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) business days from the date of the service of such notice of intention, and upon the expiration of said five
(5) business days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                  ARTICLE XXVI

                              RE-ENTRY BY LANDLORD

         26.1 If this lease shall be terminated or expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or otherwise, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

         26.2 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction upon notice to Tenant (which may be by order to show cause). The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         26.3 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 25 or otherwise, or of re-entry, by or under any summary dispossess or other proceeding of action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance fixed rent or additional rent, security or otherwise, and draw on the Letter of Credit, and such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                  ARTICLE XXVII

                                     DAMAGES

         27.1 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

         (a) a sum which at the time of such termination of this lease or at the time of any such re-entry of Landlord, as the case may be, represents the then value of the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the Tax Year and calendar year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises, present valued using a discount rate of six (6%) percent, or

         (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting any and all reasonable expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, counsel fees and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

         If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

         27.2 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages other than consequential damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 25.1.

                                 ARTICLE XXVIII

                                     WAIVERS

         28.1 TENANT, FOR TENANT, AND ON BEHALF OF ANY AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT, INCLUDING CREDITORS OF ALL KINDS, DOES HEREBY WAIVE AND SURRENDER ALL RIGHT AND PRIVILEGE WHICH THEY OR ANY OF THEM MIGHT HAVE UNDER OR BY REASON OF ANY PRESENT OR FUTURE LAW, TO REDEEM THE DEMISED PREMISES OR TO HAVE A CONTINUANCE OF THIS LEASE FOR THE TERM HEREBY DEMISED AFTER BEING DISPOSSESSED OR EJECTED THEREFROM BY PROCESS OF LAW OR UNDER THE TERMS OF THIS LEASE OR AFTER THE TERMINATION OF THIS LEASE AS HEREIN PROVIDED OR PURSUANT TO LAW.

         28.2 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of any notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         28.3 LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

         28.4 The provisions of Articles 15 and 16 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided. The provisions of this Article 28 shall survive the expiration or sooner termination of this lease.

                                  ARTICLE XXIX

                        NO OTHER WAIVER OR MODIFICATIONS

         29.1 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

         29.2 The following specific provisions of this Section 29.2 shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                  (a) No agreement to accept surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agents is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE XXX

                    CURING TENANTS DEFAULTS, ADDITIONAL RENT

         30.1 (a) If Tenant shall default in the performance of any of Tenant's obligations under this lease after applicable notice and the expiration of applicable cure periods, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after applicable notice and the expiration of applicable cure periods.

         (b) If Tenant is late in making any payment due to Landlord under this lease for seven (7) or more days after notice from Landlord that the same shall have come due, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate of five (5%) percent per annum over the then prime rate of Citibank, N.A. (the "INTEREST RATE"), but in no event in excess of the maximum lawful rate of interest chargeable to corporations in the State of New York.

         30.2 Bills for any reasonable expenses actually incurred by Landlord in connection with any such performance by it for the account of Tenant in accordance with Section 30.1, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, actually incurred in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered by Landlord to Tenant, pursuant to the terms hereof, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable twenty (20) days following the rendition of such bills, provided that such bills shall be accompanied by


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
itemized statements showing, in reasonable detail, a breakdown of all such costs, expenses and disbursements in accordance with the terms of such bills.

                                  ARTICLE XXXI

                                     BROKER

         31.1 Landlord and Tenant each covenants, warrants and represents to the other that it had no negotiations or other dealings with any broker or finder except Peter Friedman, Ltd., and Williams Real Estate Co. Inc. (collectively, the "BROKER") concerning the renting of the Demised Premises. Landlord and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any negotiations or other dealings had by Landlord or Tenant, respectively, with any broker or finder except the Broker. Landlord shall pay the commission due the Broker pursuant to separate agreement.

                                  ARTICLE XXXII

                                     NOTICES

         32.1 Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if personally delivered or sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered or made on the day so delivered, or on the day such delivery was refused, if personally delivered, or on the third (3rd) day after being mailed, if sent by registered or certified mail. A copy of any notice, statement, demand or other commission shall be sent by like means: (i) if to Landlord to Williams Real Estate Co., Inc., 530 Fifth Avenue, New York, New York, 10036, Attention: Kenneth Carmel; and if to Tenant to the attention of the Chief Financial Officer, with a copy to the attention of the Controller. Either party may, by notice as


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
aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

                                 ARTICLE XXXIII

                        ESTOPPEL CERTIFICATE, MEMORANDUM

         33.1 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than thirty (30) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

         33.2 At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease. Tenant shall have no right, on its own without Landlord's prior written consent, to record any memorandum of this lease or the lease itself, and any such recordation, without such Landlord's consent, shall be void and shall constitute a default under this lease.

                                  ARTICLE XXXIV

                                   ARBITRATION

         34.1 Either party may request arbitration of any matter in dispute only wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that


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
effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

         34.2 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

         34.3 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

         34.4 All the expenses of the arbitration shall be borne by the parties equally.

         34.5 If there is a dispute between Landlord and Tenant and Speedy Arbitration is expressly provided for as an appropriate remedy for such dispute in this lease, such dispute shall be determined by arbitration in The City of New York in accordance with the following provisions: Within five (5) business days next following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. If two arbitrators have been designated, such arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within two (2) business days of the designation of the second arbitrator, then either party may apply to the American Arbitration


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
Association or to any successor thereto, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least fifteen (15) years continuous experience in the business of appraising or managing real estate or acting as real estate agents of brokers dealing with institutional first-class office buildings located in the Borough of Manhattan, City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing, and shall give notice to Landlord and Tenant of their determination as soon as practicable, and, if possible, within two (2) business days of the designation of the third arbitrator but in no event later than ten (10) days after such designation; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Notwithstanding the foregoing, in the event no two (2) of the arbitrators shall render a concurrent determination with regards to arbitration arising as to the Fair Market Rent pursuant to Section 41.2 herein, the third arbitrator designated shall not make an independent determination as to the Fair Market Rent but shall select the Fair Market Rent determination of one of the remaining two (2) arbitrators, which selection shall be binding upon Landlord and Tenant as the Fair Market Rent; provided, however, that in the event the difference in the Fair Market Rent determinations of the remaining two (2) arbitrators is less than ten percent (10%), the average of the remaining two (2) arbitrators' Fair Market Rent determinations shall constitute the Fair Market Rent and be binding upon Landlord and Tenant. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 34.5, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 34.5, and the parties shall share equally all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this lease and shall not add to, subtract from or otherwise modify such provisions. This Article shall be construed as an express written waiver of the parties' rights under Section 7506(f) of the C.P.L.R.


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
                                  ARTICLE XXXV

                            NO OTHER REPRESENTATIVES,
                      CONSTRUCTION, GOVERNING LAW, CONSENTS

         35.1 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "LEASE DOCUMENTS." It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

         35.2 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

         35.3 This lease shall be governed by and construed in accordance with the laws of the State of New York.

         35.4 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's remedy shall either be an action or proceeding to enforce any such provision, for


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
specific performance, injunction or declaratory judgment or Speedy Arbitration.

                                  ARTICLE XXXVI

                                  PARTIES BOUND

         36.1 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, and it shall be deemed without further agreement, and binding upon each succeeding transferee, that such transferee has assumed such obligations, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

         36.2 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate, interest and property in the Land and Building which, for purposes hereof, shall be deemed to include all sales proceeds (including judicial sales), refinancing proceeds, insurance proceeds, condemnation awards, rents and other income produced at or from the Land and/or Building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Landlord agrees


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
that each and every person who now is or who becomes an officer, director or shareholder of Tenant shall, except in the case of fraud or willful misconduct, have no personal liability to the Landlord, directly or indirectly, for any default by, or other obligation of, the Tenant hereunder.

                                 ARTICLE XXXVII

                      CERTAIN DEFINITIONS AND CONSTRUCTION

         37.1 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit D annexed hereto and made a part hereof shall be utilized.

         37.2 The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                 ARTICLE XXXVIII

                          ADJACENT EXCAVATION - SHORING

         38.1 Subject to the provisions of Section 13.3, if an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford access to the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                  ARTICLE XXXIX

                                    AUTHORITY

         39.1 Landlord and Tenant each warrant, covenant and represent that they, and their respective representatives executing this lease, have the power and authority to enter into this lease which will be the valid binding obligation of the parties hereto.


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
                                   ARTICLE XL

                                 TENANT'S CREDIT

         40.1 Landlord shall allow Tenant a credit in the amount of One Million Six Hundred Seventy-Three Thousand ($1,673,000.00) Dollars (hereinafter called the "WORK CREDIT") which credit shall be solely applied against the cost and expense of Tenant's Work. In the event that the cost and expense of Tenant's Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. The Work Credit shall be payable by Landlord to Tenant, within twenty (20) days after demand therefor, on the basis of amounts coming due with respect to Tenant's Work, from time to time, but no more frequently than monthly, upon receipt of paid invoices (aggregating an amount not exceeding the Work Credit). Unless such payment is contested by Landlord, Tenant may offset all or any portion of any due but unpaid installment of Work Credit against the next due installment of fixed rent under this lease.

         40.2 At reasonable times during the progress of Tenant's Work, on reasonable notice to Tenant, and accompanied by a representative of Tenant to the extent one has been made available, representatives of Landlord shall have the right of access to the Demised Premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in accordance with Tenant's final plan, until such Tenant's Work is in accordance with Tenant's final plan.

         40.3 In connection with the payment of the Work Credit, Tenant shall promptly after the completion of Tenant's Work and promptly following the payment of all or any portion of the Work Credit furnish to Landlord a statement, in recordable form and otherwise in form satisfactory to Landlord and its counsel, of the contractors, subcontractors and material men performing Tenant's Work, or supplying material in connection therewith, acknowledging payment for Tenant's Work and releasing Landlord and Tenant from all liens or liability for payment in connection therewith.


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
                                   ARTICLE XLI

                               CANCELLATION OPTION

         41.1 Tenant shall have the one-time right to cancel this lease at the expiration of the sixth anniversary of the Commencement Date of this lease by giving Landlord at least six (6) months prior written notice of such cancellation. In the event of such cancellation, Tenant shall pay to Landlord an amount equal to the unamortized initial transaction cost (including construction allowance, free rent, and leasing commissions) of Landlord plus six months fixed rent ("LANDLORD'S INVESTMENT"). Landlord and Tenant agree that Landlord's Investment was in the amount of $2,207,698.55.

                                  ARTICLE XLII

                                SECURITY DEPOSIT

         42.1 Tenant has deposited with Landlord the sum of $1,578,745.03 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this lease; it is agreed that in the event Tenant defaults following notice and the expiration of applicable cure periods in respect of any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default following notice and the expiration of applicable cure periods or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the term of this lease and after delivery of entire possession of the Demised Premises to Landlord as provided hereunder. In the event of a sale of the Land and Building or leasing of the Building, of which the Demised


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
Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $1,578,745.03.

         42.2 In lieu of the cash security deposit provided for in Section 39.1, Tenant may at any time during the term hereof, deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance satisfactory to Landlord, in the amount of the security required pursuant to this Article 42 issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof. Except as otherwise provided in this Article 42, Tenant shall, throughout the term of this lease (and shall keep in effect for not less than thirty (30) days thereafter) deliver to Landlord successive extensions of such letter of credit or replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "SECURITY Letter") no later than 30 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year. If Tenant shall fail to obtain any extension or replacement of a Security Letter within the time limits set forth in this
Section 42.2, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

         42.3 In the event Tenant defaults, beyond applicable notice and cure periods, in respect of any of the terms, provisions, covenants and conditions of this lease


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
including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default, beyond applicable notice and cure periods, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, beyond applicable notice and cure periods, in respect of any of the terms, provisions, covenants, and conditions of this lease including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purposes, and to the extent provided in this Article 42, each Security Letter shall provide that up to the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank accompanied by the signed memorandum of Landlord indicating the amount of Landlord's charge against the security and that Landlord has the right to make such charge pursuant to the provisions of this lease. A copy of such memorandum shall be simultaneously furnished to Tenant; provided, however, that such memorandum as so presented shall be absolutely binding and unconditional on said issuing bank. Landlord's right to draw down under said Security Letter shall, upon such presentation, also be absolute as against Tenant.

         42.4 In the event that Tenant defaults, beyond applicable notice and cure periods, in respect of any of the terms, provisions, covenants, and conditions of this lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this lease as provided in Article 42, Landlord may, in addition to exercising its rights as provided in
Section 42.3, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default beyond applicable notice and cure periods or for any sum which Landlord may expend or be required to expend by reason of Tenant's default beyond applicable notice and cure periods in respect of any of the terms, covenants, and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 42.1.

         42.5 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant thirty (30) days after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord as provided in this lease. In the event of a sale of the Land and the Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein (or any Security Letter) as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Land and the Building or leasing of a substantial portion of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to promptly deliver the same after notice, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

         42.6 On the sixth anniversary of the Commencement Date of this lease, the security deposit hereunder shall be reduced by the amount of 20% and on each succeeding anniversary of the Commencement Date of this lease by an additional 20% of the initial amount thereof provided, however that the security deposit shall never be less than two (2) months fixed rent (as escalated) and provided further that no reduction shall occur if Tenant is in default under this lease at the time any such reduction would otherwise occur.

                                  ARTICLE XLIII

                                ADDITIONAL SPACE

         43.1 Landlord agrees that if Landlord receives a bona fide written proposal to lease (which would form a reasonable basis for negotiation with Landlord) for all or any part of the southerly half of the seventh (7th) floor of the Building during the term of this lease, then Landlord, before offering such space (hereinafter called the "FIRST REFUSAL SPACE") to any other non-tenant party will offer subject to the prior rights of other Tenants of the Building as hereinafter provided, to Tenant the right to include such First Refusal Space within the Demised Premises upon all of the terms and conditions of this lease as if the First Refusal Space had been part of the Demised Premises upon the commencement of the term hereof. Tenants rights hereunder are, however, subject to and subordinate to the rights of the Thompson Trading Services Inc. and Global Financial Services, et al. who have respectively the first and second rights of first refusal with respect to the First Refusal Space. Any such right shall be exercised by Tenant, if at all, by a written notice (hereinafter the "FIRST REFUSAL Notice") from Tenant to Landlord within seven (7) business days following the giving of notice by Landlord to Tenant advising Tenant of the availability of such First Refusal Space and the waiver of Thompson Trading Services, Inc. and Global Financial Services, et al. of their prior right, time being of the essence as to the exercising by Tenant of any such right. In the event Tenant shall send a First Refusal Notice to Landlord, the First Refusal Space shall be added to and included within the Demised Premises effective as of the date of the giving of the first Refusal Notice to Landlord (the "FIRST REFUSAL INCLUSION DATE").

         43.2 Effective as of the First Refusal Inclusion Date:

                  (a) the fixed rent hereunder shall be increased by the product obtained by multiplying the rentable area of the First Refusal Space by an amount equal to twelve (12) times the monthly installment of fixed rent for the month in which the First Refusal Inclusion Date occurs determined on a per rentable square foot basis (and subject to increase over the remaining term of this lease as provided in Articles 1 and 4); and


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
                  (b) Tenant's Proportionate Share, as defined in Section 4.1(d), shall be increased by adding to such percentage the percentage obtained by dividing the number of rentable square feet comprising any First Refusal Space so included with the Demised Premises by 526,044.

         43.3 Tenant shall accept First Refusal Space vacant and free of tenancies and occupancies and in its then "as is" condition, but nevertheless broom-clean, on the First Refusal Inclusion Date and agrees that Landlord will not be required to make any improvements therein; provided, however, that Tenant shall receive a (i) Work credit in an amount equal to Thirty-Five ($35) Dollars multiplied by the number of rentable square feet comprising the First Refusal Space multiplied by a fraction, the numerator of which is the number of full months then remaining in the term of this lease prior to the Expiration Date and the denominator of which is [132]. The effective date for the inclusion of First Refusal Space in the Demised Premises shall be the day that Tenant exercises its option as aforesaid. If Tenant does not accept an offer made by Landlord pursuant to the provisions of, and within the time provided in, this Article 42 with respect to First Refusal Space, and (a) Landlord fails to execute a lease or occupancy agreement with such tenant (or with Thompson Trading Services, Inc. or Global Financial Services, et al.) for such First Refusal Space within one
(1) year after receiving such bona fide written proposal, time being of the essence, or (b) Landlord executes a lease or occupancy agreement for such First Refusal Space but all or any portion of such space becomes vacant before the expiration of the term of this lease, then Landlord shall again comply with the terms and conditions of Section 42.1 before offering such space to any other party. Tenant agrees not to acquire any First Refusal Space pursuant to this
Article 42 for the primary purpose of subletting or otherwise disposing of the same or any part thereof to others (except for such assignments and sublets which do not require the consent of Landlord hereunder).

         43.4 If any First Refusal Space shall not be available for Tenant's occupancy on the date Tenant exercises its option for any reason including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such First Refusal Space available for occupancy by Tenant shall in no way affect the validity of this lease or the inclusion of such First Refusal Space in the Demised Premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this lease and for the purposes of this Article 43 the inclusion date shall be deferred to and shall be the date such First Refusal Space is available for Tenant's occupancy in accordance with the terms of Section 43.3.


         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                    NEW YORK CITY DISTRICT COUNCIL OF
                                    CARPENTERS PENSION FUND, Landlord

                                    By:________________________________________
                                    Name:
                                                       Trustee:

                                    By:________________________________________
                                    Name:
                                                       Trustee:

                                    By:________________________________________
                                    Name:
                                                       Trustee:

                                    By:________________________________________
                                    Name:
                                                       Trustee:

                                    INTERWORLD TECHNOLOGY VENTURES, INC.
                                    Tenant

                                    By:________________________________________
                                    Name:
                                                       Trustee:

Executed as evidence of the
Undersigned's Assent to this
Lease as set forth in
Paragraph 1.8 hereof this
_______ day of , 199__.

THE NEW YORK CITY DISTRICT
COUNCIL OF CARPENTERS
APPRENTICESHIP JOURNEYMEN'S
RETRAINING, EDUCATION AND
INDUSTRY FUNDS

By:________________________________
    Name:
    Title:


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